Exhibit 21.1

SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED

TransDigm Inc. is a wholly owned subsidiary of TransDigm Group Incorporated.

TransDigm Inc. owns, directly or indirectly, the following subsidiaries:

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
Advanced Inflatable Products Limited	England
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware

Air-Sea Survival Equipment Trustee Limited

Airborne Acquisition, Inc.

Airborne Global, Inc.

Airborne Holdings, Inc.

Airborne Systems Canada Ltd.

Airborne Systems France

Airborne Systems Group Limited

Airborne Systems Holdings Limited

Airborne Systems Limited

Airborne Systems NA, Inc.

Airborne Systems North America Inc.

Airborne Systems North America of CA Inc.

Airborne Systems North America of NJ Inc.

Airborne Systems North America of NC Inc.

Airborne Systems Pension Trustee Limited

Airborne UK Acquisition Limited

Airborne UK Parent Limited

England Delaware Delaware Delaware Ontario, Canada France England England England Delaware Delaware Delaware New Jersey Delaware England England England
Aircraft Materials Limited	England
AmSafe, Inc.	Delaware
AmSafe—C Safe, Inc.	Delaware
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport Ltd.	England
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Commercial Products, (Kunshan) Co. Ltd.	China
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe Industries, Inc.	Delaware
AmSafe Services India Private Ltd.	India
AP Global Acquisition Corp.	Delaware
AP Global Holdings, Inc.	Delaware
Arkwin Industries, Inc.	New York
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beams Industries, Inc.	Oklahoma
Bridport—Air Carrier, Inc.	Washington
Bridport Aviation Asia Ltd.	Singapore
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	England
Bruce Aerospace, Inc.	Delaware
Bruce Industries, Inc.	Colorado
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Champion Aerospace LLC	Delaware
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	England
Electromech Technologies, LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
EME Holding GmbH	Germany
GC Parachutes Limited	England
Harco LLC	Connecticut
Hartwell Corporation	California
Irwin Aerospace Limited	England
Irwin-GQ Limited	England
Malaysian Aerospace Services, Inc.	Delaware
Marathon Power Technologies Limited	England
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace (Europe) Ltd.	England
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace Investments, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamores S.A. de C.V.	Mexico
Militair Aviation, Ltd.	England
Schneller Asia Pte. Ltd.	Singapore
Schneller Holdings LLC	Delaware
Schneller International Sales Corp.	Ohio
Schneller LLC	Delaware
Schneller S.A.R.L.	France
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Skurka Aerospace, Inc.	Delaware
Technical Airborne Components Limited	England
Technical Airborne Components Industries SPRL	Belgium
Texas Rotronics, Inc.	Texas
TransDigm Germany GmbH	Germany
TransDigm Receivables LLC	Delaware
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
Whippany Actuation Systems, LLC	Delaware